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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in each Prospectus constituting part of each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639, 33-61986, 33-51121, 333-26361, 333-32393, 333-84561, 333-52862, 333-62550, 333-67180 and 333-67284) of Ball Corporation of our report dated October 30, 2002, relating to the financial statements of Schmalbach-Lubeca Beverage Cans, which appears in the Current Report on Form 8-K of Ball Corporation dated January 28, 2003.

Düsseldorf, Germany January 28, 2003	PwC Deutsche Revision Aktiengesellschaft Wirtschaftprüfungsgesellschaft
	/s/ SCHWARZHOF Schwarzhof Wirtschaftsprüfer	/s/ PPA. SCHMIDT ppa. Schmidt Wirtschaftsprüfer

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  Exhibit 23.1